Power of Attorney


STATE OF MICHIGAN    )
                     )  SS
COUNTY OF WAYNE      )

    KNOW ALL BY THESE PRESENTS that I, James H. Vandenberghe, do hereby constitute and appoint Sandra K. Ennis, Thomas A. Hughes, Bruce D. Peterson and Sharon L. Sabat, and each of them, my true and lawful Attorneys-in-Fact with full power of substitution to execute and file on my behalf with the Securities and Exchange Commission any and all reports, including without limiting the generality of the foregoing, reports on Securities and Exchange Commission Forms 3, 4 and 5 and 144, that may be required or advisable in connection with my holdings in and transactions related to securities of DTE Energy Company.

    This Power of Attorney is in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

    IN WITNESS THEREOF, I have hereto set my hand this 28th day of June, 2007.

                          /s/James H. Vandenberghe
                          James H. Vandenberghe


Witnesses:

/s/Kay Heil
Kay Heil

/s/Elizabeth M. Querin
Elizabeth M. Querin

STATE OF MICHIGAN    )
                     )  SS
COUNTY OF WAYNE      )

On this 28th day of June, 2007, before me personally appeared James H. Vandenberghe, to me known to be the person described who executed the foregoing Power of Attorney.

              Subscribed and sworn to before me
              the 28th day of June, 2007.

              /s/Audrey B. MacMechan
              Audrey B. MacMechan
              Notary Public - Wayne County
              My Commission Expires:  06-19-2013